EXHIBIT 99

FOR IMMEDIATE RELEASE
CONTACT:  Debbie Koopman
          (630) 769-2596
          Debbie_Koopman@spgl.com

The Spiegel Group Requests Additional Time to File Audited Financials

DOWNERS GROVE, Ill. - November 25, 2003 - The Spiegel Group (Spiegel, Inc.) today filed a motion with the U.S. District Court in Chicago (the Court) asking to modify the Amended Partial Final Judgment and Order of Permanent Injunction and Other Equitable Relief (the Amended Partial Final Judgment) entered on March 27, 2003. The company is requesting an additional 126 days from December 3, 2003 until April 7, 2004, to file its 2002 fiscal year annual report on Form 10-K and its three quarterly reports for the 2003 fiscal year on Forms 10-Q with the Securities and Exchange Commission (SEC).
  The company previously reported that the Court confirmed that Spiegel, Inc. would not be in contempt of the Amended Partial Final Judgment as a result of its inability to file its periodic reports on Forms 10-K and 10-Q with the SEC until after the completion of the report of the Independent Examiner appointed by the Court as part of the Amended Partial Final Judgment, but no later than December 3, 2003.
  The Independent Examiner's report was submitted to the Court on September 5, 2003. The Independent Examiner's report identified accounting issues and raised concerns about the audit work performed by KPMG LLP, the company's outside auditors. Due to the questions raised in the Independent Examiner's report concerning the company's financial statements, Spiegel,Inc. has decided to conduct an internal review to determine whether it can continue to rely on its financial statements beginning with the 2000 fiscal year or the audit opinions expressed in relation to those financial statements. Also, the company concluded that its interest would be best served by bringing in new auditors. On November 17, 2003, Spiegel, Inc. terminated its engagement of KPMG. In light of these circumstances, the company remains unable to meet its periodic reporting obligations under the securities laws.
  The Spiegel Group is a leading international specialty retailer marketing fashionable apparel and home furnishings to customers through catalogs, specialty retail and outlet stores, and e-commerce sites, including eddiebauer.com, newport-news.com and spiegel.com. The Spiegel Group's businesses include Eddie Bauer, Newport News and Spiegel Catalog. Investor relations information is available on The Spiegel Group Web site at http://www.thespiegelgroup.com.

Forward-Looking Statements
This press release contains statements that are forward-looking within the meaning of applicable federal securities laws and are based upon the company's current expectations and assumptions. You should not place undue reliance on those statements because they speak only as of the date of this release. Forward-looking statements include information concerning the company's possible or assumed future financial condition or results of operations. These statements often include words such as "expect," "plan," "believe," "anticipate," "intend," "estimate," or similar expressions. As you read and consider this release, you should understand that these statements are not guarantees of financial condition, performance or results. They involve risks, uncertainties and assumptions. Although the company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual financial results and actual results could differ materially from the forward-looking statements. These factors include, but are not limited to, uncertainty regarding the company's ability to continue as a going concern; uncertainty regarding the company's ability to operate pursuant to the terms of the debtor-in-possession (DIP) financing facility; uncertainty regarding the company's ability to develop and consummate one or more plans of reorganization; risks associated with third parties seeking and obtaining
Court approval to terminate or shorten the exclusivity period for the company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the Chapter 11 case to a Chapter 7 case; the effect on the company's net sales and cash flow of its decision to stop accepting private-label credit cards at its merchant companies; the effects on the company of the Pay-Out Events experienced by all of the company's securitization agreements that are backed by the company's credit card receivables; the ultimate effect on the company of the pending investigation by the SEC; the uncertainty relating to the outcome of the liquidation of the bankcard segment; the ability of the company to maintain trade credit and contracts that are important to its operations; the financial strength and performance of the retail and direct marketing industry; changes in consumer spending patterns; risks associated with collections on the company's credit card portfolio; the success of merchandising, advertising, marketing and promotional campaigns; and various other factors beyond the company's control.
  All future written and oral forward-looking statements made by the company or persons acting on the company's behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for the company's ongoing obligations to disclose material information as required by the federal securities laws, the company does not have any obligation or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.